Exhibit 99.1
Ichor Holdings, Ltd. Announces Third Quarter 2024 Financial Results
FREMONT, Calif., November 4, 2024–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced third quarter 2024 financial results.
Third quarter 2024 highlights:
•Revenues of $211 million, above the guidance range communicated in August;
•Gross margin of 13.2% on a GAAP basis and 13.6% on a non‑GAAP basis;
•Earnings per share of $(0.08) on a GAAP basis and $0.12 on a non-GAAP basis; and
•Sixth consecutive quarter of positive free cash flow generation.
“We are pleased to report third-quarter financial results favorable to our outlook entering Q3,” commented Jeff Andreson, chief executive officer. “As we’ve progressed through the challenging business environment affecting demand for semiconductor process equipment for nearly two years, over the last few months we’ve witnessed steady strengthening in customer demand, with increased visibility for a stronger second half 2024 and a much healthier business environment for etch and deposition as we turn the corner into 2025. We are also making meaningful progress in our strategies to increase the proprietary content of our product portfolio, with continued new design wins and qualifications during the third quarter. Between the sequential increases in revenue volumes and gradual strengthening in proprietary content, we delivered incremental gross margin performance exceeding our 25% target in the third quarter, and expect to do so again in the fourth quarter. As we look ahead to 2025, the strengthening demand environment for etch and deposition process equipment lends optimism for continued momentum driving our top-line results, and we expect continued execution of our gross margin expansion strategies will result in strong earnings leverage and cash flow dynamics as we deliver on our objective to outperform WFE (wafer fab equipment) in the coming year.”

	Q3 2024	Q2 2024	Q3 2023
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$211,139	$203,227	$196,761
Gross margin	13.2%	12.6%	12.2%
Operating margin	(0.2)%	(1.1)%	(2.5)%
Net loss	$(2,776)	$(5,112)	$(10,425)
Diluted EPS	$(0.08)	$(0.15)	$(0.36)

	Q3 2024	Q2 2024	Q3 2023
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	13.6%	13.0%	13.1%
Operating margin	3.0%	2.2%	2.2%
Net income (loss)	$4,020	$1,819	$2,097
Diluted EPS	$0.12	$0.05	$0.07

U.S. GAAP Financial Results Overview
For the third quarter of 2024, revenue was $211.1 million, net loss was $2.8 million, and net loss per diluted share (“diluted EPS”) was $(0.08). This compares to revenue of $203.2 million and $196.8 million, net loss of $5.1 million and $10.4 million, and diluted EPS of $(0.15) and $(0.36), for the second quarter of 2024 and third quarter of 2023, respectively.

Non-GAAP Financial Results Overview
For the third quarter of 2024, non-GAAP net income was $4.0 million and non-GAAP diluted EPS was $0.12. This compares to non-GAAP net income of $1.8 million and $2.1 million, and non-GAAP diluted EPS of $0.05 and $0.07, for the second quarter of 2024 and third quarter of 2023, respectively.

Fourth Quarter 2024 Financial Outlook
For the fourth quarter of 2024, we expect revenue to be in the range of $220 million to $235 million. We expect GAAP diluted EPS to be in the range of $0.01 to $0.13 and non-GAAP diluted EPS to be in the range of $0.21 to $0.33.
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.2 million and share-based compensation expense of approximately $4.7 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the third quarter of 2024 with cash and cash equivalents of $116.4 million, an increase of $2.1 million from the prior quarter and an increase of $36.5 million from the prior year ended December 29, 2023.
The increase of $2.1 million in the third quarter of 2024 was primarily due to net cash provided by operating activities of $8.6 million, partially offset by capital expenditures of $6.4 million. The increase of $36.5 million during the nine months ended September 27, 2024 was primarily due to net proceeds of $136.7 million from our issuance of 3.8 million ordinary shares in March 2024 in connection with an underwritten public offering and net cash provided by operating activities of $30.4 million, partially offset by net payments on credit facilities of $118.8 million and capital expenditures of $13.2 million.
Our cash provided by operating activities of $8.6 million for the third quarter of 2024 consisted of net non-cash charges of $12.1 million, consisting primarily of depreciation and amortization of $7.6 million and share-based compensation expense of $4.7 million, partially offset by net loss of $2.8 million. Our cash provided by operating activities of $30.4 million for the nine months ended September 27, 2024 consisted of net non-cash charges of $33.9 million, consisting primarily of depreciation and amortization of $22.8 million and share-based compensation expense of $11.0 million, and a decrease in our net operating assets and liabilities of $13.4 million, partially offset by net loss of $16.9 million.
The increase in our net operating assets and liabilities of $0.8 million during the third quarter of 2024 was primarily due to an increase in accounts receivable of $18.9 million and an increase in inventories of $7.9 million, partially offset by an increase in accounts payable of $22.9 million. The decrease in our net operating assets and liabilities of $13.4 million during the nine months ended September 27, 2024 was primarily due to an increase in accounts payable of $22.7 million and a decrease in inventories of $6.5 million, partially offset by an increase in accounts receivable of $17.4 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our third quarter 2024 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/register/ichor110424/en.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13748960. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. Our fiscal years ended December 27, 2024 and December 29, 2023 are each 52 weeks. References to 2024 and 2023 relate to the fiscal years then ended. The three-month periods ended September 27, 2024, June 28, 2024, and September 29, 2023 were each 13 weeks. References to the third quarter of 2024, second quarter of 2024, and third quarter of 2023 relate to the three-month periods then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our fourth fiscal quarter of 2024, statements regarding the current business environment, revenue levels in 2024 and beyond, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2024 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 29, 2023 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 27, 2024	June 28, 2024	December 29, 2023	September 29, 2023
Assets
Current assets:
Cash and cash equivalents	$116,447	$114,349	$79,955	$75,933
Accounts receivable, net	84,150	65,216	66,721	103,350
Inventories	239,359	231,475	245,885	266,900
Prepaid expenses and other current assets	7,105	7,596	8,804	5,142
Total current assets	447,061	418,636	401,365	451,325
Property and equipment, net	89,283	89,142	92,755	96,240
Operating lease right-of-use assets	35,136	34,623	36,611	36,948
Other noncurrent assets	14,675	13,727	11,912	12,079
Deferred tax assets, net	3,366	3,103	3,148	1,934
Intangible assets, net	50,979	53,056	57,288	60,456
Goodwill	335,402	335,402	335,402	335,402
Total assets	$975,902	$947,689	$938,481	$994,384
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$80,963	$58,961	$60,490	$74,011
Accrued liabilities	17,338	15,122	14,871	16,176
Other current liabilities	6,899	6,812	6,638	8,588
Current portion of long-term debt	7,500	7,500	7,500	7,500
Current portion of lease liabilities	10,239	9,721	9,463	9,393
Total current liabilities	122,939	98,116	98,962	115,668
Long-term debt, less current portion, net	122,782	122,665	241,183	272,942
Lease liabilities, less current portion	26,090	26,025	28,187	28,556
Deferred tax liabilities, net	1,169	1,169	1,169	29
Other non-current liabilities	5,647	4,838	4,303	4,510
Total liabilities	278,627	252,813	373,804	421,705
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 33,724,917, 33,629,331, 29,435,398, and 29,375,388 shares outstanding, respectively; 38,162,356, 38,066,770, 33,872,837, and 33,812,827 shares issued, respectively)	3	3	3	3
Additional paid in capital	601,056	595,881	451,581	447,684
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)	(91,578)
Retained earnings	187,794	190,570	204,671	216,570
Total shareholders’ equity	697,275	694,876	564,677	572,679
Total liabilities and shareholders’ equity	$975,902	$947,689	$938,481	$994,384

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net sales	$211,139	$203,227	$196,761	$615,749	$607,639
Cost of sales	183,348	177,670	172,692	539,407	524,588
Gross profit	27,791	25,557	24,069	76,342	83,051
Operating expenses:
Research and development	5,872	5,926	5,188	17,168	14,689
Selling, general, and administrative	20,227	19,807	20,066	59,253	59,733
Amortization of intangible assets	2,077	2,086	3,639	6,309	11,565
Total operating expenses	28,176	27,819	28,893	82,730	85,987
Operating loss	(385)	(2,262)	(4,824)	(6,388)	(2,936)
Interest expense, net	1,638	1,858	5,136	7,592	14,716
Other expense, net	587	50	29	876	913
Loss before income taxes	(2,610)	(4,170)	(9,989)	(14,856)	(18,565)
Income tax expense	166	942	436	2,021	12,521
Net loss	$(2,776)	$(5,112)	$(10,425)	$(16,877)	$(31,086)
Net loss per share:
Basic	$(0.08)	$(0.15)	$(0.36)	$(0.52)	$(1.07)
Diluted	$(0.08)	$(0.15)	$(0.36)	$(0.52)	$(1.07)
Shares used to compute Net loss per share:
Basic	33,700,246	33,548,071	29,297,347	32,419,762	29,132,879
Diluted	33,700,246	33,548,071	29,297,347	32,419,762	29,132,879

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Cash flows from operating activities:
Net loss	$(2,776)	$(5,112)	$(10,425)	$(16,877)	$(31,086)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,608	7,604	8,891	22,768	26,036
Share-based compensation	4,672	3,938	4,752	10,985	12,666
Deferred income taxes	(263)	(95)	(661)	(218)	9,388
Amortization of debt issuance costs	117	116	116	349	349
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(18,934)	8,155	(7,590)	(17,429)	32,971
Inventories	(7,884)	9,204	(710)	6,526	16,760
Prepaid expenses and other assets	1,182	143	2,624	3,060	8,610
Accounts payable	22,890	(3,549)	10,291	22,746	(34,756)
Accrued liabilities	2,792	(967)	(1,145)	2,845	(7,106)
Other liabilities	(813)	(2,464)	(2,155)	(4,387)	(13,774)
Net cash provided by operating activities	8,591	16,973	3,988	30,368	20,058
Cash flows from investing activities:
Capital expenditures	(6,420)	(2,328)	(2,405)	(13,238)	(13,239)
Net cash used in investing activities	(6,420)	(2,328)	(2,405)	(13,238)	(13,239)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	—	—	136,738	—
Issuance of ordinary shares under share-based compensation plans	880	1,384	2,170	5,599	6,151
Employees' taxes paid upon vesting of restricted share units	(953)	(1,929)	(553)	(4,225)	(2,882)
Repayments on revolving credit facility	—	—	(10,000)	(115,000)	(15,000)
Repayments on term loan	—	(1,875)	(1,875)	(3,750)	(5,625)
Net cash provided by (used in) financing activities	(73)	(2,420)	(10,258)	19,362	(17,356)
Net increase (decrease) in cash	2,098	12,225	(8,675)	36,492	(10,537)
Cash at beginning of period	114,349	102,124	84,608	79,955	86,470
Cash at end of period	$116,447	$114,349	$75,933	$116,447	$75,933
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,665	$2,703	$5,281	$9,201	$15,132
Cash paid during the period for taxes, net of refunds	$352	$750	$512	$1,804	$3,852
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$569	$1,458	$145	$569	$145
Right-of-use assets obtained in exchange for new operating lease liabilities	$2,292	$(431)	$—	$4,671	$3,103

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
U.S. GAAP gross profit	$27,791	$25,557	$24,069	$76,342	$83,051
Non-GAAP adjustments:
Share-based compensation	955	717	840	2,448	2,352
Other (1)	—	160	774	908	2,061
Non-GAAP gross profit	$28,746	$26,434	$25,683	$79,698	$87,464
U.S. GAAP gross margin	13.2%	12.6%	12.2%	12.4%	13.7%
Non-GAAP gross margin	13.6%	13.0%	13.1%	12.9%	14.4%
(1)Represents severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Loss to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
U.S. GAAP operating loss	$(385)	$(2,262)	$(4,824)	$(6,388)	$(2,936)
Non-GAAP adjustments:
Amortization of intangible assets	2,077	2,086	3,639	6,309	11,565
Share-based compensation	4,672	3,938	4,752	10,985	12,666
Transaction-related costs (1)	—	—	—	785	—
Other (2)	—	733	793	1,600	2,117
Non-GAAP operating income	$6,364	$4,495	$4,360	$13,291	$23,412
U.S. GAAP operating margin	(0.2)%	(1.1)%	(2.5)%	(1.0)%	(0.5)%
Non-GAAP operating margin	3.0%	2.2%	2.2%	2.2%	3.9%
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs. Additionally, for the second quarter of 2024 and the nine months ended September 27, 2024, this amount includes $0.5 million of costs incurred in connection with exiting and consolidating one of our U.S.-based manufacturing facilities.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
U.S. GAAP net loss	$(2,776)	$(5,112)	$(10,425)	$(16,877)	$(31,086)
Non-GAAP adjustments:
Amortization of intangible assets	2,077	2,086	3,639	6,309	11,565
Share-based compensation	4,672	3,938	4,752	10,985	12,666
Transaction-related costs (1)	—	—	—	785	—
Other (2)	—	733	793	1,600	2,117
Tax adjustments related to non-GAAP adjustments (3)	47	174	3,338	325	7,576
Tax expense from valuation allowance (4)	—	—	—	—	11,094
Non-GAAP net income	$4,020	$1,819	$2,097	$3,127	$13,932
U.S. GAAP diluted EPS	$(0.08)	$(0.15)	$(0.36)	$(0.52)	$(1.07)
Non-GAAP diluted EPS	$0.12	$0.05	$0.07	$0.10	$0.47
Shares used to compute non-GAAP diluted EPS	33,986,269	34,043,870	29,733,904	32,851,091	29,507,060
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs. Additionally, for the second quarter of 2024 and the nine months ended September 27, 2024, this amount includes $0.5 million of costs incurred in connection with exiting and consolidating one of our U.S.-based manufacturing facilities.
(3)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis. During the second quarter of 2023, we recorded a valuation allowance against our U.S. federal and state deferred tax assets on a GAAP basis. In the first quarter of 2024, we determined that the valuation allowance should be recognized against our U.S. federal and state deferred tax assets on a non-GAAP basis as we were not in a three-year cumulative U.S. income position on a non-GAAP basis. Accordingly, from the first quarter of 2024 and forward, tax expense on a GAAP and non-GAAP basis reflects a valuation allowance against our U.S. federal and state deferred tax assets.
(4)During the second quarter of 2023, we recorded a valuation allowance of $11.1 million against our U.S. federal and state deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including an estimate of being in a three-year cumulative loss position in the U.S. by the end of 2023, projections of future taxable income, and other quantitative and qualitative information.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2024	June 28, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net cash provided by operating activities	$8,591	$16,973	$3,988	$30,368	$20,058
Capital expenditures	(6,420)	(2,328)	(2,405)	(13,238)	(13,239)
Free cash flow	$2,171	$14,645	$1,583	$17,130	$6,819